                      SECURITIES AND EXCHANGE COMMISSION


                           WASHINGTON, D.C.   20549


                                 FORM 8-K



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) MAY 13, 1996


                             COASTAL BANCORP, INC.
              (Exact name of registrant as specified in charter)


          TEXAS                    0-24526                 76-0428727
      (State or other            (Commission             (IRS Employer
      jurisdiction of            File Number)          Identification No.)
      incorporation)


#8 GREENWAY PLAZA, SUITE 1500, HOUSTON, TEXAS              77046
   (Address of Principal executive offices)             (Zip Code)


Registrant's telephone number including area code   (713) 623-2600


(Former name or former address, if changed since last report) Not applicable
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ITEM 5.   OTHER EVENTS.

          On May 8, 1996, Coastal Bancorp, Inc. ("Coastal") announced that its subsidiary Coastal Banc ssb, and Compass Bank - San Antonio have executed definitive agreements to exchange certain branch locations. Coastal Banc will sell its three San Antonio branches having deposits of approximately $58.0 million to Compass and will purchase the Compass Bay City Branch having deposits of approximately $86.0 million. Consummation of the proposed transactions which is expected to occur late in the third quarter, is contingent upon the approval by bank regulatory authorities and other customary closing conditions.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements

               No financial statements are required.

     (b)  Pro Forma Financial Information

               No pro forma financial information is required.

     (c)  Exhibits

               No.       Description
               ---       -----------
               28(b)     Press Release, dated May 8, 1996
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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANCORP, INC.


/s/    Catherine N. Wylie                             Date:  May 13, 1996
- - ------------------------------------
by:  Catherine N. Wylie,
     Executive Vice President
     and Chief Financial Officer